UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

Aerojet Rocketdyne Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2015, the board of directors of Aerojet Rocketdyne Holdings, Inc. (the “Company”) appointed Mark Tucker to serve as the Company’s Chief Operating Officer.

Mr. Tucker, 56, has served as the Company’s Senior Vice President, Enterprise Operations and Engineering since October 2013.  Prior to joining the Company, Mr. Tucker was employed at Northrop Grumman Corporation from November 1983 to September 2013, where he served most recently as vice president of special programs for the Aerospace Systems Sector. Mr. Tucker earned his Bachelor of Science in Aeronautical Operations from California State University, San Jose, and a Master of Business Administration from California State University, Long Beach.  He is a graduate of the Executive Marketing Program at the University of California, Los Angeles, and also a graduate of the Executive Financial Analysis Program at Wharton School of Business, University of Pennsylvania.

Mr. Tucker does not have any family relationships with any of the directors, executive officers, or any people nominated or chosen by the Company to become a director or executive officer.  Mr. Tucker is not a party to any transactions listed in Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 30, 2015	AEROJET ROCKETDYNE HOLDINGS, INC.

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Assistant Secretary